Exhibit 99.1

Semtech Announces First Quarter of Fiscal Year 2013 Results

  Q1FY13 Revenue up 12% Sequentially
  Closed Gennum Acquisition, Largest Acquisition in Company History
  Closed Cycleo Acquisition
  Record 1,170 Design Wins in the Quarter
  Book-To-Bill Greater Than 1:1

CAMARILLO, Calif.--(BUSINESS WIRE)--May 24, 2012--Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its first quarter of fiscal year 2013, which ended April 29, 2012.

Net revenue for the first quarter of fiscal year 2013 was $116.6 million, down 4.7 percent from the first quarter of fiscal year 2012 and up 12.1 percent from the fourth quarter of fiscal year 2012. Net revenue for the first quarter included approximately $12.0 million of revenue contribution from the Gennum acquisition, which closed on March 20, 2012.

Gross profit margin, computed in accordance with U.S. generally accepted accounting principles (GAAP), for the first quarter of fiscal year 2013 was 47.4 percent compared to 60.4 percent in the first quarter of fiscal year 2012 and 57.4 percent in the fourth quarter of fiscal year 2012. GAAP gross profit margin for the quarter was negatively impacted by a $12.9 million purchase accounting adjustment related to inventory acquired from Gennum, which lowered GAAP gross margin by 11.1 percent.

GAAP net income for the first quarter of fiscal year 2013 was $2.2 million or 3 cents per diluted share. This compares to GAAP net income of $22.6 million or 34 cents per diluted share in the first quarter of fiscal year 2012 and GAAP net income of $12.4 million or 19 cents per diluted share in the fourth quarter of fiscal year 2012. GAAP net income for the first quarter of fiscal year 2013 was negatively impacted by several significant transaction related items including the previously mentioned purchase accounting adjustment of $12.9 million and transaction and other expenses related to acquisition activity of $18.6 million.

To facilitate the complete understanding of comparable financial performance between periods, Semtech also presents performance results net of certain non-cash and one-time items. Semtech's non-GAAP results exclude the following items:

  Stock-based compensation expense
  Transaction and other expenses related to acquisition activity
  Incremental depreciation related to acquired property, plant and equipment
  Additional cost of sales related to acquired inventory
  Amortization of acquired intangible assets
  Expiration of acquired return rights
  Release of prior accrued taxes on foreign earnings
  Expenses related to historical class action litigation and stock option related matters, net of insurance recoveries

Non-GAAP gross profit margin for the first quarter of fiscal year 2013 was 58.5 percent. Non-GAAP gross profit margin for the first quarter of fiscal year 2012 was 60.6 percent and 57.6 percent in the fourth quarter of fiscal year 2012.

Non-GAAP net income for the first quarter of fiscal year 2013 was $17.9 million or 27 cents per diluted share. Non-GAAP net income was $30.0 million or 45 cents per diluted share in the first quarter of fiscal year 2012 and was $21.6 million or 32 cents per diluted share in the fourth quarter of fiscal year 2012.

As of April 29, 2012 Semtech had $161.0 million in cash, cash equivalents and marketable securities, compared to $327.7 million in cash, cash equivalents and marketable securities at the end of the fourth quarter of fiscal year 2012. The decline was attributable to using approximately $213.0 million to partially fund the acquisition of Gennum and Cycleo and to cover transaction and other related expenses. In addition to using its cash, Semtech incurred debt of $350.0 million in term loans during the quarter to complete the Gennum acquisition.

Mohan Maheswaran, Semtech's President and Chief Executive Officer, stated, "In the first quarter of fiscal year 2013, we not only closed and financed the largest acquisition in company history, we also saw a return to growth in bookings in all end markets and solid design win activity. The ongoing strength in our organic business, combined with the opportunity to expand into new markets with the addition of Gennum, gives us confidence that fiscal year 2013 will be another exciting year for Semtech.”

The results announced today are preliminary, as they are subject to customary quarterly review procedures by the Company's independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its quarterly report on Form 10-Q for the first quarter of fiscal year 2013.

Second Quarter of Fiscal Year 2013 Outlook

  Net sales are expected to be in the range of $146.0 million to $154.0 million
  GAAP gross profit margin is expected to be up between 80 and 230 basis points from Q1 2013, including the impact of a $17.7 million purchase accounting adjustment related to acquired inventory
  Non-GAAP gross profit margin is expected to be up between 210 and 290 basis points from Q1 2013
  GAAP SG&A expense is expected to be in the range of $29.1 million to $29.6 million
  GAAP R&D expense is expected to be in the range of $31.6 million to $32.1 million
  Stock-based compensation expense, which is included in the preceding GAAP estimates, is expected to be approximately $6.0 million, categorized as follows: $0.3 million cost of sales, $2.1 million SG&A, and $3.6 million R&D
  Expenses related to integration activity are expected to be approximately $0.5 million
  Incremental depreciation related to acquired plant, property and equipment is expected to be approximately $0.3 million
  Amortization of acquired intangible assets is expected to be approximately $7.8 million
  GAAP tax rate is expected to be a benefit of approximately 3 percent
  GAAP earnings are expected to be in the range of -4 cents to +4 cents per diluted share
  Non-GAAP earnings are expected to be in the range of 37 to 45 cents per diluted share
  Fully diluted share count is expected to be approximately 67.2 million shares
  Capital expenditures are expected to be approximately $8.0 million

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit, net income and earnings per diluted share. To provide additional insight into the Company's second quarter outlook, this release includes a presentation of forward-looking non-GAAP gross profit and earnings per diluted share. A further discussion of these non-GAAP financial measures can be found above. The non-GAAP gross profit, net income and earnings per diluted share measures exclude stock-based compensation, amortization of acquired intangible assets, and the other items detailed above. These non-GAAP measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of GAAP results for the first quarter of fiscal years 2013 and 2012 and the fourth quarter of fiscal year 2012; and a reconciliation of forward-looking earnings per diluted share for the second quarter of fiscal year 2013. These additional financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. These forward-looking statements are identified by the use of such terms and phrases as "intends," "goal," "estimate, "expect," "project," "plans," "anticipates," "should," "will," "designed to," "believe," and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end use applications of the products, demand for increasing miniaturization of electronic components; shifts in demand among target customers, and other comparable changes in projected or anticipated markets; the success of near and longer term efforts to integrate Gennum into the Company; unexpected acquisition-related costs and expenses; competitive changes in the market place applicable to the products of Gennum, as well as the products of the Company in its pre-Gennum “organic” product lines, including, but not limited to the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated markets; adequate supply of components and materials from our suppliers, and of our products from our third-party manufacturers, to include disruptions due to natural causes or disasters, or related extraordinary weather events; the Company's ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European and global economic dynamics; the Company's ability to manage expenses to achieve anticipated amounts; and the amount and timing of expenditures for capital equipment deemed necessary or advisable by the Company. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2012, in the Company's other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech and the Semtech logo are marks of Semtech Corporation.

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Table in thousands - except per share amount)

	Three Months Ended
	April 29,	January 29,	May 1,
	2012	2012	2011
	Q1 2013	Q4 2012	Q1 2012
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$116,642	$104,032	$122,371
Cost of sales	61,305	44,368	48,517
Gross profit	55,337	59,664	73,854

Operating costs and expenses:
Selling, general and administrative	44,818	26,333	26,705
Product development and engineering	24,083	19,335	18,525
Intangible amortization	5,578	2,075	2,102
Total operating costs and expenses	74,479	47,743	47,332

Operating (loss) income	(19,142)	11,921	26,522
Interest and other (expense) income, net	(1,629)	421	(440)
(Loss) income before taxes	(20,771)	12,342	26,082
(Benefit) provision for taxes	(22,980)	(46)	3,500
Net income	$2,209	$12,388	$22,582

Earnings per share:
Basic	$0.03	$0.19	$0.35
Diluted	$0.03	$0.19	$0.34

Weighted average number of shares:
Basic	65,282	64,856	64,552
Diluted	67,233	66,776	67,123

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	April 29,	January 29,
	2012	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$138,901	$227,022
Temporary investments	8,611	83,121
Accounts receivable, net	64,423	49,644
Inventories	95,960	46,995
Deferred tax assets	13,826	5,339
Other current assets	31,438	15,191
Total current assets	353,159	427,312

Property, plant and equipment, net	97,338	69,713
Long-term investments	13,522	17,522
Deferred income taxes	50,902	-
Goodwill	398,723	129,651
Other intangible assets, net	236,266	66,720
Other assets	22,831	15,403
Total assets	$1,172,741	$726,321

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$42,654	$26,699
Accrued liabilities	38,173	32,389
Deferred revenue	5,368	3,853
Current portion - long term debt	21,825	-
Deferred tax liabilities	4,168	4,041
Total current liabilities	112,188	66,982

Deferred income taxes - non-current	58,575	1,000
Long term debt - less current	325,251	-
Other long-term liabilities	35,783	28,151

Shareholders’ equity	640,944	630,188
Total liabilities & shareholders' equity	$1,172,741	$726,321

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended
	April 29,	Jan 29,	May 1,
	2012	2012	2011
Stock-based Compensation Expense	Q1 2013	Q4 2012	Q1 2012
	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$231	$272	$279
Selling, general and administrative	3,224	4,798	5,618
Product development and engineering	1,871	1,802	1,590
Total stock-based compensation expense	$5,326	$6,872	$7,487

	Three Months Ended
	April 29,	Jan 29,	May 1,
	2012	2012	2011
Gross Profit - Reconciliation GAAP to Non-GAAP	Q1 2013	Q4 2012	Q1 2012
	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$55,337	$59,664	$73,854
Adjustments to GAAP gross profit:
Stock-based compensation expense	231	272	279
Expiration of acquired return rights	(305)	-	-
Additional cost of sales related to acquired inventory	12,916	-	-
Non-GAAP gross profit	$68,179	$59,936	$74,133

	Three Months Ended
	April 29,	Jan 29,	May 1,
	2012	2012	2011
Net Income - Reconciliation GAAP to Non-GAAP	Q1 2013	Q4 2012	Q1 2012
	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$2,209	$12,388	$22,582

Adjustments to GAAP net income:
Stock based compensation expense	$5,326	$6,872	$7,487
Transaction and other expenses	18,625	1,963	-
Option and restatement related expenses	-	5	131
Incremental depreciation related to acquired PP&E	217	-	-
Additional cost of sales related to acquired inventory	12,916	-	-
Expiration of acquired return rights	(1,059)	-	-
Amortization of acquired intangibles	5,578	2,075	2,103
Total before taxes	41,603	10,915	9,721
Associated tax effect	(25,875)	(1,687)	(2,339)
Total of supplemental information net of taxes	15,728	9,228	7,382
Non-GAAP net income	$17,937	$21,616	$29,964

Diluted GAAP earnings per share	$0.03	$0.19	$0.34
Adjustments per above	0.24	0.13	0.11
Diluted non-GAAP earnings per share	$0.27	$0.32	$0.45

	Three Months Ended
	April 29,	Jan 29,	May 1,
	2012	2012	2011
Tax Impact Associated With Supplemental Information	Q1 2013	Q4 2012	Q1 2012
	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Stock based compensation expense	$737	$936	$1,808
Transaction and other expenses	369	398	-
Option and restatement related expenses	-	2	44
Incremental depreciation related to acquired PP&E	11	-	-
Additional cost of sales related to acquired inventory	664	-	-
Expiration of acquired return rights	(54)	-	-
Amortization of acquired intangibles	705	351	487
Release of prior accrued taxes on foreign earnings	23,443	-	-

Total of associated tax effect	$25,875	$1,687	$2,339

Q2 FY13 Earnings Per Share Guidance
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	(0.04)	0.04

Stock based compensation expense	0.08	0.08
Additional cost of sales related to acquired inventory	0.22	0.22
Amortization of acquired intangibles	0.11	0.11

Non-GAAP EPS	0.37	0.45

CONTACT:
Semtech Corporation
Linda Brewton
(805) 480-2004
webir@semtech.com